Exhibit 99.1
TriPath Imaging Announces Updated Financial Guidance for 2006
Company Raises EPS Estimate for Full Year 2006
BURLINGTON, N.C., Jan 11, 2006 /PRNewswire-FirstCall via COMTEX News Network/ — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced that it has raised its estimate for earnings per share (EPS) for full year 2006 to $0.19 to $0.22.
The updated financial guidance for 2006, as well as preliminary results for the fourth quarter and full year 2005, will be discussed later today by Paul R. Sohmer, M.D., TriPath Imaging’s Chairman, President and CEO in a presentation that he will make at the Eighth Annual Needham Growth Conference at the New York Palace Hotel in New York City. An audio web cast of the presentation will be available live online at 4:00 p.m. EST via TriPath Imaging’s Web site at http://www.tripathimaging.com and will be archived for at least two weeks.
The Company has increased its estimate for EPS for full year 2006 as it now anticipates that reductions in research and development costs associated with the completion of a number of development related activities will partially offset increased expenses related to initiation of clinical trials for its new molecular products for breast cancer staging and cervical cancer screening. The Company also estimates that operating income generated from its Commercial Operations operating segment, which reflects its cytology business, will range from approximately $28 million to $30 million for the full year 2006, an approximately 30 to 40% increase from that generated in 2005.
In providing updated guidance for 2006, the Company also affirmed its previous guidance for the full year 2005 and indicated that it expects revenues of approximately $86 million and EPS of approximately $0.15 to $0.17 for the full year ending on December 31, 2005. The Company indicated that it anticipates revenues of approximately $102 million to $105 million for full year 2006, an approximately 20% increase in revenues from 2005.
The Company plans to release its 2005 results before the market opens on January 31, 2006 following which it will host a conference call to discuss these results as well as details regarding its expectations for 2006.
The estimated financial results contained in this announcement for the Company’s full year 2005 and 2006 guidance are preliminary, and are subject to the final closing of its financial books and the completion of customary quarter-end review procedures, as well as other factors discussed herein relating to forward-looking statements. Final financial results may vary. Also, the Company’s guidance for 2006 does not incorporate the impact of expensing stock-based compensation under FAS 123(R), which the Company adopted beginning January 1, 2006, because the Company at this time cannot predict with certainty the impact of equity-based compensation expense for 2006.
TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops and manages the market introduction of molecular diagnostic and pharmacogenomic products and services for malignant melanoma and cancers of the cervix, breast, ovary and prostate.
Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements

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include, without limitation, those regarding forecasted full year 2005 and 2006 results. Important factors that may affect such forward-looking statements specifically and TriPath Imaging’s operating results generally include, without limitation: TriPath’s expected fourth quarter and year end results could differ from amounts anticipated after the final closing of the financial books and completion of customary year end audit procedures; TriPath Imaging may not receive revenues when or in the amounts anticipated; TriPath Imaging may be unable to increase sales and revenues at its historical rates; may be unable to increase its penetration of the large commercial laboratory segment to the extent it expects, and may not achieve revenues to the degree expected from the sale of reagents and instrument systems derived from its molecular oncology development program; the impact on profitability of expensing stock based compensation under FAS 123(R) may be material; TriPath Imaging’s expanding sales and marketing presence may not have the expected impact; expenses may exceed expectations and TriPath Imaging may not maintain profitability; TriPath Imaging’s results and profitability in any particular period may be impacted by the timing of certain non-cash sales discounts that TriPath Imaging will record in connection with the vesting of certain warrants; changes in general economic conditions or the healthcare industry may occur that adversely affect TriPath Imaging’s customers’ purchasing plans; TriPath Oncology may be unable to successfully develop and commercialize products and services when anticipated; TriPath Imaging’s products may not achieve or maintain market acceptance to the degree anticipated; competition and competitive pricing pressures may limit TriPath Imaging’s flexibility with respect to the pricing of its products; TriPath Imaging may need to obtain additional financing in the future; TriPath Imaging may not be able to develop and to protect adequately its proprietary technology; TriPath Imaging and TriPath Oncology’s products may not receive FDA or other required regulatory approval when expected, if at all; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2004.

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